As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-167534

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

Republic of Chile

(Name of Registrant)

Julio Fiol Zúñiga

Consul General of the Republic of Chile

886 United Nations Plaza, Suite 601

New York, New York 10017

(Name and address of Authorized Representative

of the Registrant in the United States)

It is requested that copies of notices and communications

from the Securities and Exchange Commission be sent to:

William F. Gorin Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, New York 10006	Stuart K. Fleischmann Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

The securities being registered are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement under Schedule B (File No. 333-167534) of the registrant, as previously amended by the Post-Effective Amendment No. 1 filed on August 25, 2010 and Post-Effective Amendment No. 2 filed on August 28, 2011, and immediately effective upon such filing, is being filed solely to add exhibits to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended, and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Post-Effective Amendment No. 3 to Registration Statement No. 333-167534 comprises the following:

(1)	The facing sheet.

(2)	The following exhibits:

A.	Form of US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

B.	Form of Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

C.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to Chile, with respect to the legality of the US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

D.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to Chile, with respect to the legality of the Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

E.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

F.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

G.	Names and addresses of underwriters of the Republic of Chile’s US$1,000,000,000 3.25% Notes due 2021 and Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020.

H.	Consent of Morales & Besa Limitada, Abogados, (included in Exhibits C and D).

I.	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibits E and F).

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, the Republic of Chile, has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 30th day of September 2011.

By:	/s/ JULIO DITTBORN CORDUA
Julio Dittborn Cordua Undersecretary of the Ministry of Finance Republic of Chile

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in the City of New York, New York, on the 30th day of September, 2011.

By:	/s/ JULIO FIOL ZÚÑIGA
Julio Fiol Zúñiga Consul General of Chile in New York

EXHIBIT INDEX

Exhibit

A.	Form of US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

B.	Form of Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

C.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to Chile, with respect to the legality of the US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

D.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to Chile, with respect to the legality of the Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

E.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the US$1,000,000,000 3.25% Notes due 2021 of the Republic of Chile.

F.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020 of the Republic of Chile.

G.	Names and addresses of underwriters of the Republic of Chile’s US$1,000,000,000 3.25% Notes due 2021 and Ps. 162,050,000,000 CLP-Denominated 5.50% Notes due 2020.

H.	Consent of Morales & Besa Limitada, Abogados, (included in Exhibits C and D).

I.	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibits E and F).